UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SATCON TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of SATCON TECHNOLOGY CORPORATION (the “Corporation”), a Delaware corporation, will be held on Wednesday, March 22, 2006 at 10:00 a.m. at the offices of SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, to consider and act upon the following matters:

1.                To elect two (2) Class III directors for the ensuing three years;

2.                To approve an amendment to the Corporation’s Certificate of Incorporation increasing from 50,000,000 to 100,000,000 the number of authorized shares of Common Stock;

3.                To ratify the selection of Vitale, Caturano & Company, Ltd., as independent public accountants for the Corporation for the fiscal year ending September 30, 2006; and

4.                To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 25, 2006 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Corporation will remain open for the purchase and sale of the Corporation’s Common Stock.

We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Stock Transfer, the Corporation’s transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,
David B. Eisenhaure
Secretary

Boston, Massachusetts
January 30, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

PROXY STATEMENT

for the 2006 Annual Meeting of Stockholders to be held on March 22, 2006

The enclosed Proxy is solicited by the Board of Directors (the “Board”) of SATCON TECHNOLOGY CORPORATION (the “Corporation”), a Delaware corporation, for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, March 22, 2006 at 10:00 a.m. at the offices of SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, and at any adjournment or adjournments thereof.

All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Corporation.

The Corporation’s Annual Report to Stockholders for the fiscal year ended September 30, 2005 (“Fiscal 2005”) is being mailed to stockholders with the mailing of these proxy materials on or about January 30, 2006.

A copy of the Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to the Investor Relations Department of the Corporation, SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400.

Voting Securities and Votes Required

Stockholders of record at the close of business on January 25, 2006 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 38,487,269 shares of the Corporation’s common stock, $0.01 par value per share (the “Common Stock”), were issued and outstanding.

Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The representation in person or by Proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. The approval of the amendment to the Corporation’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 requires the affirmative vote of at least a majority of the outstanding shares of Common Stock. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by Proxy at the Annual Meeting and voting on such other matters. The Corporation has no other securities entitled to vote at the Annual Meeting.

Shares which abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting, but will not be considered as voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors, which requires a plurality of the Common Stock cast, or the ratification of the Corporation’s independent public accountants, which requires an affirmative vote of a majority of the Common Stock present or represented by Proxy and voting on the matter. However, abstentions and broker non-votes will count as votes against the proposal to approve the amendment to the Corporation’s Certificate of Incorporation, which requires the affirmative vote of at least a majority of the outstanding shares of Common Stock.

Stockholders may vote in person or by Proxy. Execution of a Proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder voting by Proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. If a stockholder does not specify in the Proxy how the shares are to be voted, they will be voted in favor of the election as directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Corporation’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The Corporation will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Corporation, SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Corporation at the above address and phone number.

Directions to SatCon Technology Corporation

27 Drydock Avenue
Boston, Massachusetts 02210
Sixth floor

Parking is available in the parking garage, adjacent to The Boston Design Center and The Black Falcon Cruise Ship Terminal, which is located at the beginning of the Drydock building.

The Marine Industrial Park is a section of Boston’s Seaport District.  Three main roads (Seaport Boulevard, Congress Street and Summer Street), running parallel to each other, traverse the Seaport District. Drydock Avenue may be reached using any one of these three main streets.

From the South

Proceed on North 93/Route 3 and take Exit 20-Logan Airport/South Boston. Take Detour-South Station via Frontage Road. Enter Tunnel—Bear right -Take 90 East/Logan Airport. Within the tunnel take South Boston exit. Exiting the tunnel, bear right at the lights onto D Street. Take a right at the next stoplight (at this intersection there is a new blue-glass building immediately in front of you at the corner of 610 Congress Street). This will take you in the direction of the new convention center (BCEC). At the second set of lights take a left onto Summer Street. Follow signs to Boston Design Center. At the next light, take a left into The Marine Industrial Park. 0.25 miles from the entrance is the parking garage. SatCon is located at the far end of the building at 27 Drydock Ave., 6th floor.

From the North-Route 93

Take 93 South into the tunnel. Take Purchase Street exit. When exiting the tunnel take an immediate left onto Seaport Boulevard. The Seaport Hotel will be on your right. Proceed thru rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon’s facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From the North-Route 1

Take Route 1 South. Take Route 60 at Revere Circle off of Route 1. Follow Route 60 then take Route 1A and follow signs to Logan Airport & Ted Williams Tunnel. Once in the tunnel take Exit 25/South Boston. Proceed straight upon leaving the exit. Take a right onto Seaport Blvd.  The Seaport Hotel will be on your right. Proceed through rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon’s facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From the West

From the Massachusetts Turnpike, Route 90, take exit 25-South Station. Keep left at the fork in the ramp.  Turn right onto Congress Street. Turn slight right onto D Street. Turn left onto Summer Street. Turn left onto Drydock Avenue in Marine Industrial Park. Upon parking in the garage, SatCon’s facility is located at the opposite end of the long Drydock building at 27 Drydock Ave., 6th floor.

From the Airport

Upon exiting the Airport take the Boston/Ted Williams Tunnel exit. Once in the tunnel take Exit 25/South Boston. Proceed straight upon leaving the exit. Take a right onto Seaport Blvd.  The Seaport Hotel will be on your right. Proceed through rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon’s facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From Massachusetts Avenue

At Boston City Hospital take a left onto Albany Street, which takes you past the Hospital Emergency/Ambulance entrance. Proceed to end of Albany Street (0.7 miles). Pass under the expressway and then bear right onto the 90 East/Logan Airport ramp. Enter the tunnel and take the South Boston exit out of the tunnel.  Upon exiting the tunnel, bear right toward D Street.  Proceed onto Congress Street, which ends after a short distance. Take a right onto Seaport Boulevard. Proceed through rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 15, 2005, certain information concerning the beneficial ownership of the Common Stock by (i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of the Common Stock; (ii) each of the Corporation’s executive officers and directors and (iii) all executive officers and directors as a group.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire on or before February 15, 2006 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Beneficially Owned
Directors and Named Executive Officers
David B. Eisenhaure	3,340,063	8.7%
Millard S. Firebaugh	409,648	1.1%
David E. O’Neil	120,713	*
Daniel E. Gladkowski	118,927	*
Gary G. Brandt(4)	62,500	*
Marshall J. Armstrong	103,000	*
John M. Carroll	20,000	*
Daniel R. Dwight(5)	—	*
James L. Kirtley, Jr.	149,137	*
Joseph E. Levangie	37,000	*
Andrew R. Muir(3)	258,933	*
Michael C. Turmelle	583,130	1.5%
Anthony J. Villiotti	94,000	*
All executive officers and directors as a group (twelve persons)	5,297,050	13.8%

*                    Less than 1%

(1)          The address for all executive officers and directors is c/o SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210.

(2)          Includes the following number of shares of Common Stock issuable upon the exercise of outstanding stock options which may be exercised on or before February 14, 2006: Mr. Eisenhaure: 418,500; Mr. Firebaugh: 400,000; Mr. O’Neil: 100,000; Dr. Gladkowski: 100,000; Mr. Brandt: 12,500; Mr. Armstrong: 103,000; Mr. Carroll 20,000; Dr. Kirtley: 143,300; Mr. Levangie: 37,000; Dr. Muir: 37,000; Mr. Turmelle: 391,450; Mr. Villiotti: 92,000; and all executive officers and directors as a group: 1,854,750. Also includes the following number of shares of Common Stock to be issued before February 14, 2006 as company-matching grants under the SatCon Technology Corporation 401(k) Plan: Mr. Firebaugh: 2,256; Mr. O’Neil: 2,046; Dr. Gladkowski: 1,440; Mr. Turmelle: 1,676; and all executive officers and directors as a group: 7,418.

(3)          Includes 12,000 shares of Common Stock issuable upon the exercise of Series B warrants and 33,937 shares of Common Stock issuable upon the conversion of redeemable convertible Series B preferred stock.

(4)          Mr. Brandt became the Corporation’s Vice President of Corporate Development on December 21, 2005.

(5)          Mr. Dwight is being nominated for election as a Class III director at the 2006 Annual Meeting of Stockholders. Mr. Dwight is not currently an officer or director of the Corporation.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Corporation has a classified Board of Directors consisting of three Class I directors, three Class II directors and three Class III directors. There is currently a vacancy in Class II, which will not be filled at the Annual Meeting as a qualified candidate has not yet been identified. In addition, because Mr. Turmelle’s  and Mr. Villiotti’s term as directors will not continue after the Annual Meeting, there will be a vacancy in Class III following the Annual Meeting, as only two directors are being nominated for election to that class. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring, unless a director is elected to a class which has a term expiring in less than three years, in which case the director will be elected for the remainder of the term of such class. The persons named in the enclosed Proxy will vote to elect, as Class III directors, Marshall J. Armstrong and Daniel R. Dwight, unless the Proxy is marked otherwise. Each Class III director will be elected to hold office until the 2009 Annual Meeting of Stockholders and until his successor is elected and qualified.

If a stockholder returns a Proxy without contrary instructions, the persons named as Proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board. The nominees have indicated their willingness to serve, if elected; however, if any of the nominees should be unable to serve, the shares of Common Stock represented by Proxies may be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

For each member of the Board, including those who are nominees for election as directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the name of other publicly held companies on which he serves as a director and his age and length of service as a director of the Corporation.

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

A majority of the members of the Board are “independent” under the rules of The Nasdaq Stock Market, Inc. The Board has determined that the following directors are independent:  Messrs. Armstrong, Carroll, and Levangie and Dr. Muir. Mr. Villiotti, who has determined not to stand for re-election when his term expires at the Annual Meeting, was also deemed to be independent. Mr. Dwight, who is being nominated to fill one of the Class III director seats, is also deemed to be independent.

Nominees for Terms Expiring in 2009 (Class III Directors)

Marshall J. Armstrong, age 70, became a director in 1994.

Marshall J. Armstrong joined the Corporation as a director in 1994. Mr. Armstrong previously served as Chief Executive Officer and Chairman of the Board of Thermo Power Corporation from 1992 through 1997. Thermo Power provides research and development relating to engines, cogeneration and refrigeration equipment to the marine, food processing, transportation, power generating, petrochemical and pharmaceutical industries. From January 1998 to September 1999, Mr. Armstrong served as Senior Vice President of Thermo Electron Corporation, where he has been employed since 1968 in various capacities including management of Thermo Electron’s government affairs. Mr. Armstrong also served as a director of Thermo Sentron, Inc. Mr. Armstrong holds an M.S. degree from George Washington University and a B.S. degree in Mechanical Engineering from the University of Vermont.

Daniel R. Dwight, age 46.

Daniel  R. Dwight is Director, President and Chief Executive Officer of Kronos Advanced Technologies, Inc., a publicly traded high technology company. Mr. Dwight has served as a Director of Kronos since 2000 and as President and Chief Executive Officer of Kronos since 2001. Prior to Kronos, Mr. Dwight spent nearly 20 years at General Electric Company, assuming various domestic and international positions in GE’s industrial businesses and GE Capital. At GE, Mr. Dwight provided strategic and business development leadership at multiple global locations, including defining strategic vision, formulating business plans and developing commercial financing and private equity investments across the Asia Pacific Region. Mr. Dwight has an MBA in Marketing and Finance with Honors from The University of Chicago Graduate School of Business and a BS in Accounting with Honors from the University of Vermont.

Current Directors—Terms Expiring in 2007 (Class I Directors)

David B. Eisenhaure, age 60, became a director in 1985.

David B. Eisenhaure is the Corporation’s Chief Executive Officer and Chairman of the Board and has served in these roles since he founded the Corporation in 1985. In addition to these roles, Mr. Eisenhaure also served as the Corporation’s President until Mr. Firebaugh assumed this role in late February 2005. Prior to founding the Corporation, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology’s Instrumentation Laboratory, from 1967 to 1974. Mr. Eisenhaure holds S.B., S.M. and an Engineer’s Degree in Mechanical Engineering from the Massachusetts Institute of Technology (“MIT”). Mr. Eisenhaure previously held an academic position at MIT, serving as a lecturer in the Department of Mechanical Engineering. Mr. Eisenhaure also serves on the board of directors of Implant Sciences Corporation.

John M. Carroll, age 59, became a director in 2005.

John M. Carroll joined the Corporation as a director in May 2005. Mr. Carroll is currently Founder and Chairman of The Newgrange Company, a diversified plastics product manufacturer with operations in the United States, India, Vietnam and China. Prior to establishing Newgrange sixteen years ago, he was Chief Financial Officer of Leach & Garner Company and previously served as a consultant with Arthur D. Little, Inc. Mr. Carroll holds an MBA in Finance from Columbia University and is an English Chartered Accountant.  He currently serves on the boards of A. W. Chesterton Company and Leach & Garner Company.

James L. Kirtley, Jr., age 60, became a director in 1992.

James L. Kirtley, Jr., joined the Corporation as a consultant in 1985 and became a director in 1992. From February 2000 until September 2004, Dr. Kirtley served as Vice President and Chief Scientist of the Corporation and was previously employed on a on a full-time basis as the Vice President and General Manager of the Corporation’s Technology Center beginning in 1998. Dr. Kirtley currently serves as a consultant to the Corporation. Dr. Kirtley is also a Professor of Electrical Engineering at Massachusetts Institute of Technology (“MIT”) having served as a member of the MIT faculty since 1971. Dr. Kirtley received his S.B., S.M., E.E. and Ph.D. degrees in Electrical Engineering from MIT.

Current Directors—Terms Expiring in 2008 (Class II Directors)

Andrew R. Muir, age 61, became a director in 2004.

Andrew R. Muir joined the Corporation as a director in 2004. Dr. Muir is currently a private consultant advising technology-based companies on a broad range of strategic and operational matters. Following a 20-year career with the Perkin Elmer Corporation in the U.S. and Europe, where he held positions of increasing responsibility in Engineering and Operations Management, he has since served in a variety of management and advisory roles with startup and emerging companies. Most recently, he served as CEO then Chairman of Select Therapeutics, Inc. a development stage pharmaceutical company. Dr. Muir received his scientific doctoral degree from Oxford University in the United Kingdom together with an MBA degree from Pace University in New York.

Joseph E. Levangie, age 60, became a director in 2004.

Joseph E. Levangie joined the Corporation as a director in December 2004. Mr. Levangie is Chief Executive Officer of JEL & Associates, a financial and investment services firm based in Bedford, MA. Previously, Mr. Levangie served as Chief Financial Officer for Greenman Technologies, Inc., Colorgen Inc. and Spire Corporation. Earlier in his career, Mr. Levangie served as Executive Vice President, designee, of the Solar Energy Conservation Bank in Washington, D.C. and held management positions with Northern Energy Corporation and AVCO Systems, a $100 million company, which became a division of Textron, Inc. Mr. Levangie received his S.B from the Massachusetts Institute of Technology and his MBA from Harvard University’s Graduate School of Business Administration.

Executive Officers of the Corporation

Millard S. Firebaugh, age 65, became an executive officer in 2005.

Millard S. Firebaugh is the Corporation’s President and Chief Operating Officer and has served in these roles since he joined the Corporation in February 2005. Prior to joining the Corporation, he held positions with Electric Boat Corporation, a division of General Dynamics Corporation, where he served as Vice President—Innovation and Chief Engineer and was responsible for the operations of a 2800 person nuclear submarine design and engineering group. Rear Admiral Firebaugh served for more than 33 years in the U.S. Navy, retiring in 1995 as the Deputy Commander for Engineering and Chief Engineer for Naval Sea Systems Command. He received his B.S. in Physics, M.S. in Electrical Engineering, a Naval Engineer degree and ScD. in Ocean Engineering, all from the Massachusetts Institute of Technology.

David E. O’Neil, age 59, became an executive officer in 2005.

David E. O’Neil is the Corporation’s Vice President of Finance and Treasurer and has served in these roles since March 1, 2005. Prior to assuming these positions, Mr. O’Neil served as Vice President and General Manager of SatCon Electronics, the electronics division of the Corporation, since November 2002. Prior to that, Mr. O’Neil served as the Controller of SatCon Electronics since February 2002. Prior to joining the Corporation, he was with Polaroid Corporation for over 29 years. During his career at Polaroid he served as Division Vice President and Group Controller for Global Sales and Marketing, Vice President of Purchasing, Group Controller for Global Manufacturing, and numerous other financial positions. Mr. O’Neil holds a B.S. in Accounting from Bentley College, and an M.B.A from Suffolk University.

Daniel E. Gladkowski, age 55, became an executive officer in 2005.

Daniel E. Gladkowski is the Corporation’s Vice President of Administration and Human Resources and has served in this role since March 1, 2005. Prior to assuming this position Dr. Gladkowski served as Director of Human Resources of the Corporation since 1994. Prior to joining the Corporation in 1994, Dr. Gladkowski was employed by Draper Laboratory, Inc. where he functioned in various capacities including the management of all aspects of the human resources department, as well as technical program management and division administration.  In addition, he has held positions with Exxon Research & Engineering and D.P. Parker & Associates, a technical search firm.  Dr. Gladkowski received his BS degree from Marietta College and the MS and Ph.D. degree in Chemistry from Cornell University. He also held a postdoctoral research position at Princeton University and has published in both the scientific and human resources arenas.

Gary G. Brandt, age 47, became an executive officer in 2005.

Gary G. Brandt is the Corporation’s Vice President of Corporate Development and has served in this role since December 21, 2005. Prior to joining the Corporation, Mr. Brandt served as Chief Financial Officer of Hydrogenics Corporation, a hydrogen and PEM fuel cell technology company based in Toronto, from 2001 to 2005. Prior to that, Mr. Brandt was Chief Financial Officer of @Link Networks, Inc., a private data networking company. Prior to that, he was Vice President, Investor Relations for WorldCom, Inc., as well as for MFS Communications. Mr. Brandt completed his Bachelor’s of Commerce (Honors) degree at Queen’s University in Kingston, Ontario, and his Masters of Business Administration at York University in Toronto. Mr. Brandt is on the Board of Directors for Astris Energi, Inc., (OTC: ASRNF) and ePower Synergies, Inc., a privately held company.

For additional information relating to executive officers of the Corporation, see disclosure regarding Mr. Eisenhaure set forth under the heading “Election of Directors.”

For information relating to shares of Common Stock owned by each of the directors and executive officers of the Corporation, see “Security Ownership of Certain Beneficial Owners and Management.”

Board and Committee Meetings

The Board met 16 times during Fiscal 2005. During Fiscal 2005, each of the Corporation’s directors attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

Corporate Governance and Nominating Committee

The Corporation has a standing Corporate Governance and Nominating Committee (the “Nominating Committee”). The Nominating Committee has a written charter, a copy of which is available to stockholders on the investor relations page of the Corporation’s website at www.satcon.com/investors/governance.html. The members of the Nominating Committee are Messrs. Armstrong and Levangie and Dr. Muir, each of whom is independent under the rules of The Nasdaq Stock Market, Inc. Dr. Muir serves as Chair of the Nominating Committee. The duties of the Nominating Committee may be summarized as follows:

•       Review of the Corporation’s corporate governance principles, policies and practices;

•       Review the composition of the Board of Directors for the purpose of determining that it has the appropriate breadth of experience and expertise to ensure proper stewardship of Corporation;

•       Establish the criteria for selection of the Chairman, Board members and committee members;

•       Identify persons who meet the established criteria and are qualified to become Board members;

•       Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders; and

•       Conduct an evaluation of the Board and management and establish a succession plan.

The Board’s current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Board (the current procedures are described below), and conduct inquiries it deems appropriate. The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and those recommended by stockholders, meets the following minimum qualifications:

•       The nominee should have a reputation for integrity, honesty and adherence to high ethical standards.

•       The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Corporation and should be willing and able to contribute positively to the decision-making process of the Corporation.

•       The nominee should have a commitment to understand the Corporation and its industry and to regularly attend and participate in meetings of the Board and its committees.

•       The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Corporation, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stakeholders.

•       The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Corporation’s stockholders and to fulfill the responsibilities of a director.

The current procedures to be followed by stockholders in submitting recommendations for director candidates are as follows:

1.                All stockholder recommendations for director candidates must be submitted to the Corporate Secretary at the Corporation’s offices located at 27 Drydock Avenue, Boston, Massachusetts 02210, telephone, who will forward all recommendations to the Nominating Committee.

2.                All stockholder recommendations for director candidates must be submitted to the Corporation not less than 120 calendar days prior to the date on which the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

3.                All stockholder recommendations for director candidates must include the following information:

•       The name and address of record of the stockholder.

•       A representation that the stockholder is a record holder of the Corporation’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•       The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate.

•       A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

•       A description of all arrangements or understandings between the stockholder and the proposed director candidate.

•       The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Corporation’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

•       Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Except where the Corporation is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members, including nominees recommended by stockholders, and recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees are selected by the Nominating Committee in accordance with the Corporation’s Corporate Governance Guidelines, the policies and principles in its charter and the criteria set forth above. There are no differences in the manner in which the Nominating Committee evaluates director nominees recommended by stockholders. The Nominating Committee has the authority to retain a search firm to identify or evaluate or assist in identifying and evaluating potential nominees. To date, the Corporation has not paid any fees to any such search firms.

Daniel R. Dwight, the only nominee that is not a current director standing for re-election, was recommended to the Nominating Committee as a potential candidate by the Corporation’s Chairman and Chief Executive Officer. The Nominating Committee evaluated Mr. Dwight based on the criteria discussed above and determined that he was qualified to serve as a director of the Corporation. The Nominating Committee then recommended to the full Board that Mr. Dwight be nominated to serve as a director of the Corporation. On January 18, 2006, the full Board nominated Mr. Dwight for election as a Class III director at the Annual Meeting of Stockholders.

Audit Committee

The Corporation has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Messrs. Armstrong, Carroll and Villiotti, each of whom is independent under the rules of The Nasdaq Stock Market, Inc. and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors of the Corporation has determined that Mr. Villiotti qualifies as an audit committee financial expert under applicable SEC rules. On January 13, 2006, Mr. Villiotti informed the Corporation that he has determined not to stand for re-election to the Corporation’s Board of Directors when his term expires at the Annual Meeting. Management is responsible for the Corporation’s internal controls and the financial reporting process. The Corporation’s independent auditors are responsible for performing an independent audit of the Corporation’s financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee met 8 times during Fiscal 2005. The Audit Committee has a written charter, a copy of which was attached as Appendix B to the Proxy Statement for the 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2004.

The purpose of the Audit Committee is to oversee (i) the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements and (ii) the qualifications, independence and performance of the Corporation’s outside auditors. With respect to its oversight of the independent auditors, the Audit Committee is responsible for (i) appointing, evaluating, retaining and terminating the engagement of the independent auditor, (ii) taking appropriate action to oversee the independence of the independent auditor, (iii) setting the compensation of the independent auditor, (iv) pre-approving all audit and non-audit services to be provided to the Corporation by the independent auditor, and (v) resolving disagreements, if any, between management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, as appropriate, receive and consider the reports required to be made by the independent auditor regarding critical accounting policies and practices, alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, and other material written communications between the independent auditor and management. With respect to audited financial statements and other financial disclosures, the Audit Committee shall (i) review and discuss with management and the independent auditors the Corporation’s audited financial statements, (ii) consider whether it will recommend to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K and (iii) direct the independent auditor to use it best efforts to perform reviews of interim financial information and to discuss with the Audit Committee and the Chief Financial Officer (or equivalent officer) any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. In addition, the Audit Committee shall (i) coordinate the Board’s oversight of the Corporation’s internal control over financial reporting, disclosure controls and procedures and code of conduct, (ii) establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters, and (iii) review and approve any proposed related party transactions. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Compensation Committee

Messrs. Carroll, Levangie and Villiotti and Dr. Muir, each of whom is independent under the rules of The Nasdaq Stock Market, Inc., serve as the current members of the Corporation’s Compensation Committee. As noted above, Mr. Villiotti will not continue as a director of the Corporation when his term expires at the Annual Meeting. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation’s executives. The Compensation Committee recommends to the Board for determination the compensation arrangements for executive officers, consultants and directors of the Corporation including, but not limited to, the grant of options to purchase the Corporation’s Common Stock pursuant to the Corporation’s stock option plans or other plans that may be established. The Compensation Committee met six times during Fiscal 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and holders of more than 10% of the Corporation’s Common Stock to file with the SEC initial reports of ownership of the Corporation’s Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation’s knowledge, based solely on a review of the Corporation’s records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Corporation’s most recent fiscal year.

Compensation of Directors

Outside (non-employee) directors receive $2,500 per quarter as a retainer for serving as a director. Outside directors receive an additional $1,000 per Board meeting if attended in person, or $500 per Board meeting if attended by telephone. The Corporation also pays all out of pocket expenses reasonably incurred by outside directors in attending Board meetings.

During Fiscal 2005, the Corporation granted stock options to purchase shares of the Corporation’s Common Stock to the members of the Board as follows: Mr. Armstrong: 44,000; Mr. Carroll: 20,000; Dr. Kirtley: 15,000; Mr. Levangie: 37,000; Dr. Muir: 37,000;  Mr. Villiotti: 23,000; and Alan Goldberg: 23,000 (a director of the Corporation until April 11, 2005). The stock option exercise price ranged from $1.36 per share to $1.92 per share, and these stock options were exercisable immediately upon grant.

During 2004, Mr. Armstrong, and Dr. Kirtley participated in the Corporation’s stock option exchange tender offer whereby certain options could be surrendered to the Corporation and, after a period of six months and 1 day, subject to certain conditions, new options would be granted at the then current market price. Mr. Armstrong surrendered 32,000 options under the plan on April 19, 2004 with an average exercise price of $16.24 per share, and on October 20, 2004 was granted 19,000 options with an exercise price of $2.05 per share all of which were immediately exercisable. Dr. Kirtley surrendered 130,000 options under the plan on April 19, 2004, with an average exercise price of $14.76 per share, and on October 20, 2004 was granted 91,700 options with an exercise price of $2.05 per share all of which were immediately exercisable. During Fiscal 2005, 3,400 of Dr. Kirtley’s stock options expired unexercised.

On April 11, 2002, to encourage ownership in the Corporation by outside directors, to provide such directors with a further incentive to remain as directors and to align the interests of such directors with the interests of the Corporation’s stockholders, the Corporation’s Board adopted a director stock option program. Pursuant to this program, (i) each individual who first becomes an outside director of the Corporation will receive a non-statutory stock option to purchase 15,000 shares of the Corporation’s Common Stock on the date of his or her initial election to the Board; and (ii) on the date of each Annual Meeting of Stockholders of the Corporation  (other than a director who was initially elected to the Board at any such Annual Meeting of Stockholders or, if previously, at any time after the prior year’s Annual Meeting of Stockholders), provided that he or she is serving as a director immediately following the date of such Annual Meeting of Stockholders, (a) each outside director who is serving on the Corporation’s Audit Committee will be granted a non-statutory stock option to purchase an additional 5,000 shares of the Corporation’s Common Stock, (b) each outside director who is serving on the Compensation Committee will be granted a non-statutory stock option to purchase an additional 3,000 shares of the Corporation’s Common Stock and (c) each outside director who is serving on the Corporate Governance and Nominating Committee will be granted a non-statutory stock option to purchase an additional 4,000 shares of the Corporation’s Common Stock. All non-statutory stock options granted under the director stock option program will be immediately exercisable and will have exercise prices equal to the closing price of the Corporation’s Common Stock on the Nasdaq National Market on the date of grant.

Certain Relationships and Related Transactions

None.

Compensation of Executive Officers

Summary Compensation Table.   The following table sets forth information concerning the annual and long-term compensation for services rendered to the Corporation for the fiscal years ended September 30, 2005, 2004 and 2003 of those persons who were on September 30, 2005 (i) the chief executive officer of the Corporation and (ii) each other executive officer of the Corporation whose annual compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

					Awards
					Securities
	Annual Compensation			Other Annua	Underlying	All Other	All Other
	Fiscal			Compensation	Options	Compensation	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	($)	(#)	($)	($)
David B. Eisenhaure	2005	$304,008	$—	$—	125,000	$9,787	$22,387	(3)
Chief Executive Officer	2004	$304,008	$—	$3,300 (2)	—	$9,787	$22,087	(3)
and Chairman of the Board	2003	$305,177	$—	$5,600 (2)	—	$9,787	$24,787	(3)
Millard S. Firebaugh(1)	2005	$164,185	$—	$—	400,000	—	$9,216	(4)
President, and Chief Operating
Officer
David E. O’Neil(1)	2005	$173,894	$—	$—	50,000	—	$10,330	(4)
Vice President, Finance and	2004	$139,728	$5,000	$—	30,000	—	$8,662	(4)
Treasurer	2003	$128,217	$5,000	$—	10,000	—	$7,659	(4)
Daniel E. Gladkowski(1)	2005	$125,930	$—	$—	60,000	—	$7,533	(4)
Vice President, Administration	2004	$116,544	$—	$—	—	—	$6,976	(4)
	2003	$112,840	$—	$—	10,000	—	$6,448	(4)

(1)          In February 2005, Mr. Firebaugh was hired to serve as the Corporation’s President and Chief Operating Officer. In March 2005, Mr. O’Neil was promoted from General Manager of the SatCon Electronics Division to Vice President of Finance and Treasurer of the Corporation. In March 2005, Dr. Gladkowski was promoted from Director of Human Resources to Vice President of Administration and Human Resources.

(2)          Amounts consist of Board fees paid to Mr. Eisenhaure in his capacity as a director of the Corporation of $900 per quarter and $200 per Board meeting attended.

(3)          Includes the amounts of $9,787 for each of 2005, 2004 and 2003 for the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of Mr. Eisenhaure’s family are the beneficiaries. Also includes the amounts of $12,600 for 2005, $12,300 for 2004, and $15,000 for 2003 for the dollar value of the Corporation’s contributions under the Corporation’s 401(k) Plan.

(4)          Includes the dollar value of the Corporation’s contributions under the Corporation’s 401(k) Plan.

Option Grants Table.   The following table sets forth information concerning individual grants of stock options to purchase Common Stock made to the executive officers named in the Summary Compensation Table during Fiscal 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciating For Option Term(6)
Name	(#)		Year (5)	($/Share)	Date	5%($)	10%($)
David B. Eisenhaure(1)	125,000		5.37%	$2.05	6/21/2015	$161,154	$408,397
Millard S. Firebaugh(2)	400,000		17.17%	$1.76	2/28/2015	$442,742	$1,121,995
David E. O’Neil(3)	25,000		1.07%	$1.82	2/1/2015	$28,615	$72,515
	25,000		1.07%	$1.62	3/18/2015	$25,470	$64,547
Daniel E. Gladkowski(4).	12,500	(7)	0.54%	$2.05	4/21/2008	$16,115	$40,840
	5,000	(7)	0.21%	$2.05	1/12/2011	$6,446	$16,336
	4,000	(7)	0.17%	$2.05	7/10/2007	$5,157	$13,069
	1,000	(7)	0.04%	$2.05	2/20/2005	$1,289	$3,267
	10,000		0.43%	$2.02	10/21/2014	$12,704	$32,194
	28,500		1.22%	$1.62	3/18/2015	$29,036	$73,583

(1)          Mr. Eisenhaure’s stock options were granted on June 21, 2005 and were fully vested and immediately exercisable on that date.

(2)          Mr. Firebaugh’s stock options were granted on February 28, 2005. 100,000 of these stock options vested immediately on that date and the remaining 300,000 stock options were to vest in three equal annual installments beginning on the first anniversary of that date. On April 8, 2005, when the vesting of all unvested stock options was accelerated by the Corporation, these 300,000 stock options became immediately exercisable. See “Compensation Committee Report on Executive Compensation” for a description of this acceleration.

(3)          Mr. O’Neil was granted 25,000 stock options on each of February 1, 2005 and March 18, 2005. These stock options were fully vested and immediately exercisable on their respective dates of grant.

(4)          Dr. Gladkowski was granted 60,000 stock options on October 20, 2004 pursuant to the Corporation’s stock option exchange offer (see footnote 7 below). These stock options had the following vesting schedules: (i) 12,500 stock options were immediately exercisable on the date of grant;  (ii) 3,750 of the 5,000 stock options were immediately exercisable on the date of grant and 1,250 of the 5,000 stock options vested on January 12, 2005;  (iii)  4,000 stock options were immediately exercisable on the date of grant; and (iv) 1,000 stock options were immediately exercisable on the date of grant. In addition, Dr. Gladkowski was granted 10,000 stock options on October 21, 2005 and 28,500 stock options on March 18, 2005, which were fully vested and immediately exercisable on their respective dates of grant.

(5)          In Fiscal 2005, the Corporation granted stock options to purchase an aggregate of 2,329,008 shares of Common Stock to employees of the Corporation, including executive officers.

(6)          Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Corporation’s Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Corporation’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation’s Common Stock.

(7)          These options were granted pursuant to the Corporations stock option exchange offer. See “Report on Option Repricing.”

Aggregated Option Exercises and Fiscal Year-End Option Value Table.   The following table sets forth certain information regarding stock options exercised during Fiscal 2005 and held as of September 30, 2005 by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of	Value of Unexercised
			Unexercised	In-the-Money
			Options at	Options
	Shares		Year-End(#)	at Year-End($)(2)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise(#)	Realized($)(1)	Unexercisable	Unexercisable
David B. Eisenhaure	—	$—	418,500/—	$62,500/ $—
Millard S. Firebaugh	—	$—	400,000/—	$124,000/$—
David E. O’Neil	—	$—	100,000/—	$37,000/$—
Daniel E. Gladkowski	—	$—	100,000/—	$28,155/$—

(1)          Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2)          Value is based on the closing sale price of the Common Stock on September 30, 2005, the last trading day of Fiscal 2005 ($2.07), less the applicable option exercise price.

Equity Compensation Plans.   The following table provides information about the securities authorized for issuance under the Corporation’s equity compensation plans as of September 30, 2005.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	3,657,095	$3.91	1,980,811	(1)
Equity compensation plans not approved by security holders	21,000 (2)	$17.56	—
Total	3,678,095	$4.04	1,980,811	(1)

(1)          Includes 150 shares of Common Stock issuable under the Corporation’s 1996 Stock Incentive Plan, 68 shares of Common Stock issuable under the Corporation’s 1998 Stock Incentive Plan, 48,359 shares of Common Stock issuable under the Corporation’s 1999 Stock Incentive Plan, 23,400 shares of Common Stock issuable under the Corporation’s 2000 Stock Incentive Plan, 33,834 shares of Common Stock issuable under the Corporation’s 2002 Stock Incentive Plan and 1,875,000 shares of Common Stock issuable under the Corporations 2005 Stock Incentive Plan.

(2)          Consists of 21,000 shares of Common Stock issuable upon exercise of option grants issued outside of existing stock option plans to non-executive employees. These options were issued on January 19, 2000 at an exercise price of $17.563 per share and expire on January 19, 2010. The right to exercise these options vested in equal annual installments over the four-year period from the date of initial grant. These options must be exercised within 90 days after an employee’s termination or they expire. The other terms of these options are substantially similar to those of non-statutory stock options issued under the Corporation’s shareholder-approved 1999 Stock Incentive Plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Corporation has entered into Key Employee Agreements (the “Employee Agreements”) with Messrs. Eisenhaure and Turmelle, which provide that each of Messrs. Eisenhaure or Turmelle are entitled to receive as a severance payment 100% of their annual salary plus benefits, payable in twelve equal monthly installments, if (i) the Corporation or a substantial portion of the Corporation is acquired without the approval of the Board; or (ii) without their consent, either of their employment is terminated without cause or either of their salaries are reduced, or there is a substantial change in either one of their positions or there is a change in their principal place of employment from the greater Boston, Massachusetts area. The Employee Agreements also contain provisions prohibiting Messrs. Eisenhaure and Turmelle from competing with the Corporation for a one-year period following termination of employment.

Report on Repricing of Options

The Board of Directors believes that the Corporation’s employees are its most important assets. During 2003 and 2004, the Company’s stock price decreased substantially and the Board of Directors concluded that outstanding options, of which a significant number had exercise prices that were higher than the price of the Corporation’s Common Stock, became less valuable as an incentive to retain and motivate the Corporation’s employees. Accordingly, in March 2004, the Board of Directors approved a stock option exchange offer in an effort to create a performance-oriented environment for the employees. By making this offer, the Board of Directors intended to enhance stockholder value by creating better performance incentives for, and thus increasing retention of, the Corporation’s employees.

Under the terms of the stock option exchange offer, the Corporation’s employees, officers and directors holding stock options having an exercise price of $8.00 or more per share could elect to tender those options for new replacement options, on the terms described below, that would be granted on a date which was at least six months plus one day from the date of the cancellation of the tendered options.  The replacement options would have an exercise price equal to the market price of the Common Stock on the date of grant. Option holders were eligible to participate if they (a) were an employee or director of the Corporation or any of its subsidiaries as of the date the Corporation accepted properly tendered eligible options in the exchange offer and (b) had not received any options after October 16, 2003. For eligible options held by eligible employees with exercise prices between and including $8.00 and $16.00 per share, the new options would be exercisable for an equal number of shares. For eligible options held by eligible employees with exercise prices greater than $16.00 per share, the new options would be exercisable for 50% of the number of shares underlying the surrendered options. The remaining terms and conditions of the replacement options, including the vesting schedules and remaining option terms, would be substantially the same as the terms and conditions of the options cancelled.

On April 19, 2004, the Corporation completed the first phase of its stock option exchange offer. A total of 781,158 options with an average exercise price of approximately $12.30 per share were tendered by employees and directors and then cancelled by the Corporation in exchange for the future issuance of options. New replacement options were to be issued in the final phase of the exchange offer on or after October 20, 2004 with an exercise price equal to the then current market price. As a result of the number of options tendered, the Corporation was obligated to issue 684,008 replacement options, subject to certain conditions. Executive officers of the Corporation elected not to participate in the program; Dr. Gladkowski, who did participate in the program, was not an executive officer at that time. Ultimately, in October 2004, the Corporation issued 656,008 replacement options with an exercise price of $2.05 per share.

The following table provides information with respect to named executive officers who participated in the option exchange program described above. No other repricings occurred during the past ten fiscal years.

TEN-YEAR OPTION REPRICINGS

Name	Date	Number of Securities Underlying Options Repriced or Amended(#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
Daniel E. Gladkowski(1)	10/20/2004	12,500	$2.05	$11.25	$2.05	4.82 years
Vice President,	10/20/2004	5,000	$2.05	$12.61	$2.05	8.58 years
Administration	10/20/2004	4,000	$2.05	$9.00	$2.05	3.75 years
	10/20/2004	1,000	$2.05	$9.25	$2.05	0.50 years

(1)          As noted above, Dr. Gladkowski was not an executive officer at the time these options were repriced pursuant to the exchange offer.

COMPENSATION COMMITTEE
JOSEPH E. LEVANGIE, Chairman
ANTHONY J. VILLIOTTI
ANDREW R. MUIR
JOHN M. CARROLL

Compensation Committee Report on Executive Compensation

The Compensation Committee administers the Corporation’s executive compensation program. This committee, currently composed of Messrs. Carroll, Levangie and Villiotti and Dr. Muir, is responsible for establishing the policies that govern base salary, as well as short and long-term incentives for the Corporation’s senior management team. The Committee believes that the primary objectives of the Corporation’s compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation’s strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar sizes and lines of business; (ii) short-term bonus incentives, which may be put in place, for management to meet the Corporation’s net income performance goals; and (iii) long-term incentive compensation in the form of equity awards, such as stock options or restricted stock grants, which will encourage management to continue to focus on stockholder return.

The Committee’s goal is to use compensation policies to closely align the interests of management with the interests of stockholders in building long-term value for the Corporation’s stockholders. The Committee reviews its compensation policies from time to time in order to determine the reasonableness of the Corporation’s compensation programs and to take into account factors that are unique to the Corporation.

Base Salary.   The Committee’s goal is not only to assure a base level sufficient to attract and retain key executives, but also to balance that goal with long-term incentives which assure that a significant portion of annual compensation is dependent upon the financial performance of the Corporation. Base salaries for executive officers remained unchanged from the fiscal year ended September 30, 2004 (“Fiscal 2004”) to Fiscal 2005. Base salaries for executive officers may increase in the future, for example, if the Corporation advances in size and profitability.

Bonus.   No bonuses were paid to the Corporation’s named executive officers for Fiscal 2005. In addition, during the fiscal year ended September 30, 1999, the Committee adopted an incentive bonus plan, pursuant to which certain executive officers of the Corporation are eligible for an annual bonus award based on certain performance-based criteria. This plan is designed to (i) attract and retain highly qualified executives and other personnel by providing competitive annual incentive opportunities; (ii) provide performance-leveraged incentives which motivate and reward superior managerial performance and the profitable growth of the Corporation; and (iii) support a performance-oriented environment that differentiates individual rewards based on performance and results. Although this plan has been adopted, it is not currently in effect.

Equity Awards.   In examining stock option, equity incentive, phantom stock and other plans typically provided to senior management in publicly held corporations, the Compensation Committee determined that the Corporation should provide equity incentives to its senior management. Historically, stock options have been issued in recognition of the performance of the senior management team to date in improving the Corporation’s financial position, establishing important strategic relationships with manufacturers and distributors, and developing and bringing to market innovative new technologies. Restricted stock awards may play a greater role in this respect in the future. The Committee also believes that the granting of equity awards is a valuable incentive tool for management to continue to focus on realizing strategic goals and in building value for all stockholders. Most of the stock option granted during Fiscal 2005 vested immediately upon grant or the stock option’s vesting was accelerated on April 8, 2005, when the vesting of all outstanding unvested options was accelerated by the Corporation.  In taking this action, the Board considered whether it would be advantageous to the employee base to have their options become fully vested. The Board concluded that, because employees had not had significant raises over the past few years and had stayed with the Corporation during difficult times, and because the financial impact on the Corporation of the vesting was minimal, these options should be vested. It is anticipated that most future grants of stock options and restricted stock will vest over a multi-year period.

Compensation of Chief Executive Officer.   In Fiscal 2005, the Corporation’s Chief Executive Officer, David B. Eisenhaure, received salary compensation of $304,008.  Mr. Eisenhaure’s base salary for Fiscal 2005 was unchanged from his base salary in Fiscal 2004.  The compensation for Mr. Eisenhaure was based upon careful analysis of other comparable public companies’ chief executive officer’s compensation and the performance of the Corporation, including continued development and commercialization of the Corporation’s technology and the revenue growth and profitability of the Corporation and its subsidiaries, and Mr. Eisenhaure’s efforts in locating appropriate product acquisition candidates and in securing additional equity financing for the Corporation.

Compliance with Internal Revenue Code Section 162(m).   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation’s Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portions of its executive compensation to comply with certain exemptions to Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to Section 162(m) when the Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

COMPENSATION COMMITTEE
JOSEPH E. LEVANGIE, Chairman
ANTHONY J. VILLIOTTI
ANDREW R. MUIR
JOHN M. CARROLL

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for Fiscal 2005 were those individuals named above in the Compensation Committee Report on Executive Compensation. No member of the Compensation Committee has ever served as an officer or employee of the Corporation. No member of the Compensation Committee had any relationship with the Corporation requiring disclosure under “Certain Relationships and Related Transactions.” During Fiscal 2005, no executive officer of the Corporation served on the board of directors or compensation committee of another entity that has or had an executive officer serving as a member of the Board or the Compensation Committee.

Audit Committee Report

In connection with the preparation and filing of the Corporation’s Annual Report on Form 10-K for Fiscal 2005, the Audit Committee (i) reviewed and discussed the audited financial statements with the Corporation’s management, (ii) discussed with Grant Thornton LLP, the Corporation’s independent public accountants for Fiscal 2005, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of Grant Thornton with Grant Thornton. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for Fiscal 2005.

AUDIT COMMITTEE
MARSHALL J. ARMSTRONG, Chairman
JOHN M. CARROLL
ANTHONY J. VILLIOTTI

Independent Public Accountants

Grant Thornton LLP served as the Corporation’s independent public accountants for Fiscal 2005.

On December 28, 2005, the Audit Committee of the Board of Directors of the Corporation decided to dismiss Grant Thornton as the Company’s independent public accountants and to engage Vitale, Caturano & Company, Ltd. (“Vitale”) as the Company’s independent public accountants to audit the financial statements of the Corporation for the fiscal year ending September 30, 2006. Such dismissal was conveyed to Grant Thornton by telephone on December 29, 2005.

The audit reports of Grant Thornton on the financial statements of the Corporation for the fiscal years ended September 30, 2005 and September 30, 2004 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Corporation for the fiscal years ended September 30, 2005 and September 30, 2004 contained an uncertainty about the Corporation’s ability to continue as a going concern.

In connection with the audits of the financial statements of the Corporation for the fiscal years ended September 30, 2005 and September 30, 2004 and through the date hereof, the Company had no disagreement with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to such disagreement in their reports for such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

(i)            In connection with its audit of the Company’s financial statements for the year ended September 30, 2004, Grant Thornton advised the Audit Committee and management, by letter dated December 23, 2004, that it noted certain deficiencies involving internal control over financial reporting that it considered to be significant deficiencies under standards of the Public Company Accounting Oversight Board. Specifically, Grant Thornton advised the Audit Committee and management that it considered the following three items to be significant deficiencies:

(A)       The first significant deficiency related to a need to formalize policies and procedures (including code of conduct, process to evaluate complaints about accounting and financial reporting and anonymous submission process, documenting that control activities have occurred, and a comprehensive accounting and financial reporting policies and procedures manual);

(B)        The second significant deficiency related to the need for improvement in segregation of duties (particularly for certain cash receipts, periodic rotation of duties and maintaining segregation of duties while employees are on vacation); and

(C)        The third significant deficiency related to the need for monitoring controls to ensure that operational controls are operating as designed (including periodic observation and re-performance of operational controls).

The Audit Committee discussed the subject matter of these deficiencies with Grant Thornton.

(ii)        In connection with its audit of the Corporation’s financial statements for the year ended September 30, 2005, Grant Thornton advised the Audit Committee and management, by letter dated December 15, 2005, that it noted certain deficiencies involving internal control over financial reporting that it considered to be significant deficiencies under standards of the Public Company Accounting Oversight Board. Specifically, Grant Thornton advised the Audit Committee and management that it considered the following four items to be significant deficiencies:

(A)       The first significant deficiency related to a need to formalize policies and procedures (including a comprehensive accounting and financial reporting policies and procedures manual, a policy that requires an annual vacation for all employees and periodic rotation of duties, and policies and procedures relating to information technology);

(B)        The second significant deficiency related to financial reporting and income tax disclosures.  With respect to financial reporting disclosures, Grant Thornton noted that an early draft of our Form 10-K required corrections as a result of our internal control procedures not being performed on a timely basis. With respect to income tax disclosures, Grant Thornton noted that we need to enhance the technical knowledge of personnel preparing and reviewing the income tax disclosures or consider outsourcing this function;

(C)        The third significant deficiency related to the need for monitoring controls to ensure that operational controls are operating as designed (including periodic observation and re-performance of operational controls); and

(D)       The fourth significant deficiency related to an instance of a control failure around evaluation of proper revenue recognition.

The Audit Committee discussed the subject matter of these deficiencies with Grant Thornton.

The Corporation has authorized Grant Thornton to respond fully to the inquiries of the successor accountant concerning the subject matter of the significant deficiencies cited by Grant Thornton.

On December 28, 2005, the Company engaged Vitale as its independent public accountants to audit the Corporation’s financial statements for the fiscal year ending September 30, 2006. The decision to engage Vitale was made by the Audit Committee of the Board of Directors of the Corporation. During the fiscal years ended September 30, 2005 and September 30, 2004 and through the date hereof, the Corporation did not consult with Vitale regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

A representative of Vitale is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders. A representative of Grant Thornton is not expected to be at the Annual Meeting.

Audit Fees

Grant Thornton billed fees of $329,907during the fiscal year ended September 30, 2005 for professional services rendered for the audit of the Corporation’s financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2005, the review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for the quarters ended January 1, 2005, April 2, 2005, and July 2, 2005 and review of registration statements filed during the most recent fiscal year. Grant Thornton billed fees of $317,350 during the fiscal year ended September 30, 2004 for professional services rendered for the audit of the Corporation’s financial statements included in its Annual Report on Form 10-K for the year ended September 30, 2004, the review of the financial statements included in the Corporation’s Quarterly Report on Form 10-Q for the quarters ended December 27, 2003, March 27, 2004 and June 26, 2004 and review of registration statements filed during that fiscal year.

Audit-Related Fees

Grant Thornton billed fees of $44,664 during the fiscal year ended September 30, 2005 for audit-related fees. These fees related to services provided by Grant Thornton in order to provide consent to the inclusion of certain financial statement information regarding the Corporation in filings with the Securities and Exchange Commission by Mechanical Technology Incorporated (“MTI”). The Corporation was reimbursed by MTI for all of these fees.

Tax Fees

Grant Thornton billed fees of $61,890 during the fiscal year ended September 30, 2005 for professional services rendered for tax compliance, tax advice and tax planning. Grant Thornton billed fees of $38,045 during the fiscal year ended September 30, 2004 for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

Grant Thornton did not bill the Corporation for any other professional services in each of the last two fiscal years.

Comparative Stock Performance Graph

The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of cash dividends, if any) from investing $100 on September 30, 2000, and plotted at the end of the last trading day of each fiscal year, in each of (i) the Corporation’s Common Stock; (ii) the Nasdaq National Market Index of U.S. Companies (the “Nasdaq Market Index”); and (iii) a peer group index of four companies that provide similar services to those of the Corporation (Ballard Power Systems, Inc., IMPCO Technologies, Inc., Mechanical Technology Incorporated and UQM Technologies, Inc. (formerly known as Unique Mobility, Inc.) (the “Peer Group Index”)).

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG SATCON TECHNOLOGY CORPORATION,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

Measurement Period (Fiscal Year Covered)	SatCon Technology Corporation	NASDAQ Index	Peer Group Index
09/29/00	$100.00	$100.00	$100.00
09/28/01	$15.08	$40.88	$19.47
09/30/02	$3.75	$33.35	$9.14
09/30/03	$7.94	$50.87	$13.95
09/30/04	$5.29	$54.84	$8.50
09/30/05	$5.79	$62.91	$7.28

PROPOSAL 2:  INCREASE IN AUTHORIZED COMMON STOCK

The Board of Directors has approved, and has recommended that the stockholders of the Corporation approve, an amendment to the Corporation’s Certificate of Incorporation providing for an increase from 50,000,000 to 100,000,000 in the number of authorized shares of Common Stock. As of December 31, 2005, the Company had a total of 38,382,707 shares of Common Stock outstanding, 3,678,095 shares of Common Stock reserved for future issuance under its stock incentive plans and outstanding options, 878,660 shares of Common Stock reserved for future issuance as matching contributions under its 401(k) plan, 961,538 shares of Common Stock reserved for future issuance upon the conversion of outstanding shares of Series B Preferred Stock, and 4,996,056 shares of Common Stock reserved for issuance upon exercise of outstanding warrants. The amendment is attached as Exhibit A to this Proxy Statement.

If the amendment is approved, the additional 50,000,000 authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including, without limitation, financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action.

The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Corporation’s current stockholders and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Corporation. The Corporation is not aware of any attempts on the part of a third party to effect a change of control of the Corporation and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

Recommendation

The Board of Directors believes that the approval of the amendment increasing the number of authorized shares of Common Stock is in the best interests of the Corporation and its stockholders and recommends a vote for this proposal.

PROPOSAL 3:  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee annually considers and selects the Corporation’s independent public accountants. On December 28, 2005, the Audit Committee selected Vitale, Caturano & Company, Ltd. (“Vitale”) to act as the Corporation’s independent public accountants for the fiscal year ended September 30, 2006.

The persons named in the enclosed Proxy will vote to ratify the selection of Vitale as independent public accountants for the fiscal year ending September 30, 2006 unless otherwise directed by the stockholders. Stockholder ratification of Vitale as the Corporation’s independent public accountants is not required by the Corporation’s bylaws or otherwise. However, the Corporation is submitting the selection of Vitale to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Vitale as the Corporation’s independent public accountants, the Audit Committee will reconsider the selection of such independent public accountants. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent public accountant at any time during the year if it determines that such a change would be in the best interest of the Corporation and its stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board should direct their communications to:  Corporate Secretary, SatCon Technology Corporation, 27 Drydock Avenue, Boston, MA 02210. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Corporate Secretary will forward such communication to all of the members of the Board of Directors or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Corporate Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

BOARD POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

The Corporation believes that it is important for and encourages the members of the Board of Directors to attend Annual Meetings of Stockholders. Last year, six members of the Board of Directors attended the 2005 Annual Meeting of Stockholders.

OTHER MATTERS

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit Proxies in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and proxy material to beneficial owners. In addition, the Corporation may engage a paid proxy solicitor at an anticipated cost of less than $10,000.

REVOCATION OF PROXY

Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number and numbers of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

STOCKHOLDER PROPOSALS

In order to be included in Proxy material for the 2007 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by the Corporation at its offices, 27 Drydock Avenue, Boston, Massachusetts 02210 on or before October 2, 2006. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

If a stockholder of the Corporation wishes to present a proposal before the 2007 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Corporation’s proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Corporation at the address noted above. The Secretary must receive such notice by December 16, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2007 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

By	Order of the Board of Directors,
David B. Eisenhaure Secretary

Boston, Massachusetts
January 30, 2006

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Exhibit A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SATCON TECHNOLOGY CORPORATION
Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

SatCon Technology Corporation (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

The Board of Directors of the Corporation duly adopted a resolution at a meeting duly called and held on January 18, 2006, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment at the Annual Meeting of Stockholders held on March 22, 2006 in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:               That Article 4 of the Certificate of Incorporation of the Corporation be, and hereby is, deleted in its entirety, and the following Article 4 is inserted in lieu thereof:

“4.          The total number of shares of stock which the Corporation shall have authority to issue is one hundred-one million (101,000,000) shares, one hundred million (100,000,000) of which shall be Common Stock, of the par value of one cent ($0.01) per share; and one million (1,000,000) of which shall be Preferred Stock, of the par value of one cent ($0.01) per share.

Additional voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time.”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chief Executive Officer this         day of March, 2006.

SATCON TECHNOLOGY CORPORATION
By:
David B. Eisenhaure
Chief Executive Officer

A-1

PROXY CARD

SatCon Technology Corporation
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038

Dear Stockholder:

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of these matters.

SatCon Technology Corporation
27 Drydock Avenue, Boston, Massachusetts 02210

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned, revoking all prior proxies, hereby appoint(s) David B. Eisenhaure and Millard S. Firebaugh, and each of them singly, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of SatCon Technology Corporation (“SatCon”) held of record by the undersigned on January 25, 2006 at the Annual Meeting of Stockholders to be held on Wednesday, March 22, 2006 at 10:00 a.m. at the offices of SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210. The undersigned hereby directs the said David B. Eisenhaure and Millard S. Firebaugh to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SatCon Technology Corporation

March 22, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

/    Please detach along perforated line and mail in the envelope provided.      /

-------------------------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 AND PROPOSAL 3.
PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect two (2) Class III directors for the ensuing three years.
Nominees
☐	FOR ALL NOMINEES	O	Marshall J. Armstrong
		O	Daniel R. Dwight
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT ↓ (See instructions below)
	INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Corporation’s Certificate of Incorporation increasing from 50,000,000 to 100,000,000 the number of authorized shares of Common Stock;	☐	☐	☐
3.	To ratify the selection of Vitale, Caturano & Company, Ltd. as independent public accountants for the Corporation for the fiscal year ending September 30, 2006; and	☐	☐	☐
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.